Exhibit 31.2

MANAGEMENT CERTIFICATION

I, Clifford M. Deal, III, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Coca-Cola Bottling Co. Consolidated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 4, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President, Chief Financial Officer